                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                  FORM 8-K/A-2



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  November 17, 1997

                          PHP HEALTHCARE CORPORATION
            (Exact name of Registrant as specified in its charter)

            State or other jurisdiction of incorporation:  Delaware

                         Commission File No.:  0-16235

                I.R.S. Employer Identification No.:  54-1023168


Address of principal executive offices:      11440 Commerce Park Drive
                                                Reston, VA  20191

Registrant's telephone number, including area code:  (703) 758-3600

Former name or former address, if changed since last report:  Not applicable

                          PHP HEALTHCARE CORPORATION



The undersigned registrant hereby files this Amendment No. 2 (the "Amendment") for the purpose of amending and restating in its entirety Item 7. The Amendment is set forth below.

Item 7.  Financial Statements and Exhibits
------------------------------------------

Item 7 is hereby amended and restated in its entirety to read as follows:

The following documents are included in this report:

a)  Financial statements of the business acquired

- HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the years ended December 31, 1996 and 1995, with Report of Independent Auditors (see Exhibit 99.1)

- HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the years ended December 31, 1995 and 1994, with Report of Independent Auditors (see Exhibit 99.2)

- HIP of New Jersey, Inc. and Subsidiary Interim (unaudited) Financial Statements and Additional Information as of and for the period ended September 30, 1997 (see Exhibit 99.3)

b)  Pro forma financial information

The following pro forma financial information is required by Article 11 of Regulation S-X:

- PHP Healthcare Corporation Pro Forma Combined Balance Sheet as of October 31, 1997 (unaudited)

- PHP Healthcare Corporation Pro Forma Combined Statements of Operations for the Six Months ended October 31, 1997 (unaudited).

- PHP Healthcare Corporation Pro Forma Combined Statements of Operations for the Year ended April 30, 1997 (unaudited).

- PHP Healthcare Corporation Notes to Pro Forma Combined Statements of Operations for the Year ended April 30, 1997 (unaudited) and the Six Months ended October 31, 1997 (unaudited).


c)  Exhibits.  The following exhibits are furnished as a part of this report.
-----------------------------------------------------------------------------

  Exhibit                    Description
  -------                    -----------

    4.1 Warrant Agreement between PHP Healthcare Corporation and First Trust of New York, National Association, Warrant Agreement, dated as of October 31, 1997*

   10.1 Asset Purchase Agreement by and between PHP Healthcare Corporation and HIP of New Jersey, Inc., dated as of July 24, 1997**

   10.2 Credit Agreement, dated October 31, 1997, among PHP Healthcare Corporation as Borrower and The Initial Lenders and Initial Issuing Bank Named Herein as Initial Lenders and Initial Issuing Bank and NationsBank, N.A. as Collateral Agent and Administrative Agent*

                          PHP HEALTHCARE CORPORATION

    10.3 Security Agreement, dated as of October 31, 1997, from PHP Healthcare Corporation. The Other Grantors Referred to Herein and The Additional Grantors Referred to Herein as Grantors to NationsBank, N.A. as Administrative Agent*

    10.4 Subsidiary Guaranty, dated as of October 31, 1997, from each of the Subsidiaries of PHP Healthcare Corporation listed on the Signature Pages Hereof and the Additional Subsidiary Guarantors referred to herein as Guarantors in favor of the Secured Parties referred to in the Credit Agreement referred to herein**

    10.5 Letter Amendment dated as of January 14, 1998 to the Credit Agreement, dated October 31, 1997, among PHP Healthcare Corporation as Borrower and the Initial Lenders and Initial Issuing Bank named herein as Initial Lenders and Initial Issuing Bank and NationsBank, N.A. as Collateral Agent and Administrative Agent***

    23.1   Consent of Independent Auditors***

    99.1 HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the Years ended December 31, 1996 and 1995, with Report of Independent Auditors***

    99.2 HIP of New Jersey, Inc. and Subsidiary Consolidated Financial Statements and Additional Information as of and for the Years ended December 31, 1995 and 1994, with Report of Independent Auditors***

    99.3 HIP of New Jersey, Inc. and Subsidiary Interim (unaudited) Financial Statements and Additional Information as of and for the Period ended September 30, 1997


* Document filed as an exhibit to the Company's 8-K Report (File No. 0-16235) on November 17, 1997, bearing the same exhibit number, which is incorporated herein by reference.

** Document filed as an exhibit to the Company's 10-Q Report (File No. 0-16235) for the period ended July 31, 1997, bearing the same exhibit number, which is incorporated herein by reference.

*** Document filed as an exhibit to the Company's 8-K/A Report (File No. 0-16235) on January 20, 1998, bearing the same exhibit number, which is incorporated herein by reference.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                    Pro Forma Combined Financial Statements

Upon further review the Company has revised its accounting treatment for two contracts entered into during fiscal years 1994 and 1995. The two contracts, a construction contract and a management contract, which were with the same party, were previously combined for purposes of revenue recognition. The Company has restated previously issued financial statements to account for these two contracts separately. The Company has also revised its accounting treatment for a 17 year lease of primary care facilities. Beginning in August 1997 the Company accounted for the lease as an operating lease. The Company has restated previously issued interim financial statements to account for this lease as a financing. Accordingly, the Company has restated the October 31, 1997 balance sheet and the statements of operations for the year ended April 30, 1997 and six months ended October 31, 1997, included in the pro forma combined financial statements.

Effective October 31, 1997, PHP Healthcare Corporation ("PHP" or the "Company") acquired eighteen health centers located throughout the state of New Jersey from HIP of New Jersey, Inc. ("HIPNJ"), a health maintenance organization. The total purchase price of approximately $80 million, including transaction costs and other consideration, was paid through a combination of cash on hand and bank financing under a senior credit facility. The Company may be required to pay HIP additional amounts based upon membership growth through the year 2000, up to a total of $15 million. In conjunction with the purchase agreement, the Company and HIPNJ entered into a twenty year Health Services Agreement pursuant to which the Company will arrange for the provision of certain health care services to enrolled HIPNJ beneficiaries in return for global capitation payments. To enable the Company to provide health care services as promptly as possible, the Company and HIPNJ also entered into a Network Access Transition Agreement, whereby HIPNJ will pay the Company $5.4 million to perform various transition functions, and provide HIPNJ members access to the Company's health care network during the transition period.

On December 30, 1997, PHP announced the completion of a private placement of shares of its Series B Convertible Preferred Stock at a purchase price of $1,000 per share, resulting in gross proceeds to the Company of $70 million. The proceeds of the offering were used to repay outstanding borrowings under a senior credit facility, to pay related expenses and for working capital. The senior credit facility was established to temporarily finance the Company's acquisition of 18 health centers from HIP, although the Company intended to obtain permanent financing through the issuance of bank debt or equity securities. The issuance cost under this temporary financing was approximately $13 million.

The transaction was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated, on an estimated basis, to the acquired tangible ($15 million) and identifiable intangible ($65 million) assets and assumed liabilities based on their respective estimated fair values. The identifiable intangible assets will be amortized on a straight-line basis over periods up to 20 years. The $65 million of intangible assets is a preliminary valuation. In management's opinion the preliminary valuation is not expected to materially differ from the final valuation. Due to the uncertainty of the contingent payments based on membership growth, the Company has not included any of these amounts in the determination of the purchase price nor has any liability been recognized. If these additional amounts are required, the additional consideration will be accounted for as an increase to the purchase price resulting in increased goodwill.

Pursuant to the Health Services Agreement certain administrative functions such as marketing, regulatory relations and certain member services will be retained by HIPNJ. The costs associated with services have been included in the historical HIPNJ Statement of Operations and therefore these costs have been removed through the pro forma adjustments.

The transaction was recorded in the Company's historical balance sheet on October 31, 1997. The pro forma adjustments in the accompanying Pro Forma Combined Balance Sheet as of October 31, 1997 gives effect to the issuance of the $70 million Series B Convertible Preferred Stock and the repayment of the temporary bank financing under a senior credit facility.

The accompanying Pro Forma Combined Statements of Operations for the year ended April 30, 1997 and the six months ended October 31, 1997, give effect to the transaction with HIPNJ completed on October 31, 1997 as if HIPNJ and the effects of the Health Services Agreement occurred on May 1, 1996.

The pro forma financial information is not necessarily indicative of the results of operations which would have been attained had the transaction been consummated on the date indicated or that which may be attained in the future. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements of PHP and HIPNJ.

                          PHP HEALTHCARE CORPORATION
                       Pro Forma Combined Balance Sheet
                      As of October 31, 1997 (unaudited)
                       (In thousands, except share data)


                                                                                   October 31,
                                                                                      1997             Pro                 Pro
                                                                                   ----------
                                                                                    Restated           Forma              Forma
                                                                                   (Unaudited)      Adjustments  Notes   Combined
                                                                                                    -----------  -----   --------
ASSETS
Current assets:
  Cash and cash equivalents.......................................................    $10,981           $15,075     1     $26,056
  Accounts receivable, net........................................................     55,700                              55,700
  Pharmaceutical and medical supplies.............................................        671                                 671
  Receivables from officers.......................................................      3,031                               3,031
  Income tax receivable...........................................................        895                                 895
  Deferred income taxes...........................................................      3,322             1,838     2       5,160
  Other current assets............................................................      5,372                               5,372
                                                                                      -------           -------           -------
  Total current assets............................................................     79,972            16,913            96,885

Property and equipment, net.......................................................     72,501                              72,501
Intangible assets, net of accumulated amortization of $1,690......................     71,812                              71,812
Receivables from officers.........................................................        498                                 498
Note receivable...................................................................      2,000                               2,000
Other assets......................................................................     10,023             1,600     3      11,623
                                                                                     --------           -------          --------
   Total assets...................................................................   $236,806           $18,513          $255,319
                                                                                     ========           =======          ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Note payable to bank............................................................    $ 3,000          $ (3,000)    4    $    ---
  Amounts due in connection with acquisition......................................     12,902           (12,902)    4         ---
  Current maturities of notes payable - other.....................................      2,057                               2,057
  Finance lease obligation........................................................        346                                 346
  Accounts payable................................................................     18,525                              18,525
  Claims payable - medical services...............................................      6,080                               6,080
  Accrued salaries and benefits...................................................     10,605                              10,605
  Income taxes payable............................................................      1,168                               1,168
  Deferred revenue................................................................     24,568                              24,568
                                                                                     --------           -------          --------
Total current liabilities.........................................................     79,251           (15,902)           63,349

Amounts due in connection with acquisition........................................     25,710           (25,710)    4         ---
Notes payable - other, net of current maturities..................................      5,488                               5,488
Finance lease obligation..........................................................     17,726                              17,726
Convertible subordinated debentures...............................................     66,290                              66,290
Deferred income taxes.............................................................      1,274                               1,274
Deferred gain on sale of building.................................................        873                                 873
Other liabilities.................................................................        871                                 871
                                                                                     --------                            --------

   Total liabilities..............................................................    197,483           (41,612)          155,871
                                                                                     --------           -------          --------

Minority interest.................................................................      1,282                               1,282
                                                                                     --------                            --------


Stockholders equity:
  Preferred stock, Series B Convertible Preferred Stock, $1,000 par value;
    80,800 shares authorized, 70,000 shares issued and outstanding (net of
    value of beneficial conversion feature at date of issue of $6,300)............                       63,700     5      63,700
  Preferred stock, $.01 par value, 9,919,200 shares authorized, none issued
  Common stock, $.01 par value, 100,000,000 shares authorized, 14,818,415
  shares..........................................................................        148                                 148
 Additional paid-in capital.......................................................     44,666            (6,463)    5      44,503
 Note receivable from sale of stock...............................................       (900)            6,300     5        (900)

 Retained earnings................................................................        699            (3,412)    6      (2,713)
 Treasury stock, 3,258,485 common shares, at cost.................................     (6,572)                             (6,572)
                                                                                     --------           -------          --------

   Total stockholders' equity.....................................................     38,041            60,125            98,166
                                                                                     --------           -------          --------
Contingencies.....................................................................   $236,806           $18,513          $255,319
                                                                                     ========           =======          ========


The accompanying notes are an integral part of this pro forma statement.

                           PHP HEALTHCARE CORPORATION
                  Pro Forma Combined Statements of Operations
                      Year ended April 30, 1997(unaudited)
                     (In thousands, except per share data)


                                                     Historical
                                                     ----------
                                                                                             Pro Forma                     Forma
                                                  PHP           HIPNJ         Subtotal       Adjustments         Notes     Combined
                                                  ---           -----         --------       -----------         -----     --------
                                                RESTATED
Revenue......................................   $232,369       $385,540       $617,909       $(35,870)             7       $582,039
                                                                                                7,238              8
                                                                                               (6,250)             8
                                                                                                3,226             11
Direct Costs.................................   (189,477)      (351,037)      (540,514)        12,211              9       (524,089)
                                                --------      ---------      ---------        -------                     ---------
Gross Profit.................................     42,892         34,503         77,395        (19,445)                       57,950
General and administrative costs.............    (30,846)       (43,155)       (74,001)        27,920             10        (46,081)
Reserve for Medicaid receivables.............     (9,822)                       (9,822)                                      (9,822)
Retirement charges...........................     (2,275)                       (2,275)                                      (2,275)
Restructuring charges........................     (2,550)                       (2,550)                                      (2,550)
                                                --------      ---------      ---------        -------                     ---------
     Operating income (loss).................     (2,601)        (8,652)       (11,253)         8,475                        (2,778)

Other income (expenses):
 Interest expense............................     (5,577)        (1,525)        (7,102)         1,525             12         (5,577)
 Interest income.............................      2,060                         2,060                                        2,060
 Miscellaneous income (expense)..............       (222)                         (222)                                        (222)
 Minority interest in earnings...............       (196)                         (196)                                        (196)
                                                --------      ---------      ---------        -------                     ---------
     Earnings (loss) before income tax.......     (6,536)       (10,177)       (16,713)        10,000                        (6,713)
Income tax benefit...........................      2,486                         2,486             65             13         (2,551)
                                                --------      ---------      ---------        -------                     ---------
 Net earnings (loss).........................     (4,049)       (10,177)       (14,226)        10,065                        (4,161)
Deemed dividend on Series B Preferred Stock..                                                  (6,300)            14         (6,300)
                                                                                              -------                     ---------
 Net loss applicable to common shareholders..   $ (4,049)     $ (10,177)     $ (14,226)       $ 3,765                     $ (10,461)
                                                ========      =========      =========        =======                     =========
Primary earnings per common share:
 Net loss....................................   $   (.37)                                                                $    (.38)
                                                --------
 Deemed dividend.............................                                                                                 (.57)
                                                                                                                         ---------
 Net loss applicable to common shareholders..   $   (.37)                                                                $    (.95)
                                                ========                                                                 =========
 Fully diluted earnings per common share.....   $   (.37)                                                                $    (.95)
                                                ========                                                                 =========
Weighted average number of common
shares outstanding:
 Primary.....................................     11,038                                                                    11,038
                                                ========                                                                 =========
 Fully diluted...............................     11,038                                                                    11,038
                                                ========                                                                 =========

The accompanying notes are an integral part of this pro forma statement.

                           PHP HEALTHCARE CORPORATION
                  Pro Forma Combined Statements of Operations
             for the Six Months ended October 31, 1997 (Unaudited)
                     (In thousands, except per share data)


                                                           Historical
                                                           ----------
                                                                                                Pro Forma                Pro Forma
                                                        PHP           HIP         Subtotal      Adjustments     Notes    Combined
                                                        ---           ---         --------      -----------     -----    --------
Revenue...........................................   $111,495      $ 188,391     $ 299,886       $(16,904)        7      $ 282,982

                                                                                                    6,395         8
                                                                                                   (3,125)        8
                                                                                                    1,768        11
Direct Costs......................................    (89,575)      (187,272)     (276,847)         6,106         9       (265,703)
                                                     --------      ---------     ---------       --------                ---------

Gross Profit......................................     21,920          1,119        23,039         (5,760)                  17,279

General and administrative costs..................    (14,730)       (21,361)      (36,091)        18,246        10        (17,845)
                                                     --------      ---------     ---------       --------                ---------

      Operating income (loss).....................      7,190        (20,242)      (13,052)        12,486                     (566)

 Other income (expenses):
   Interest expense...............................     (3,405)          (987)       (4,392)           987        12         (3,405)
   Interest income................................        658                          658                                     658
   Miscellaneous income (expense).................       (584)                        (584)                                   (584)
   Minority interest in earnings..................       (522)                        (522)                                   (522)
                                                     --------      ---------     ---------       --------                ---------

      Earnings (loss) before income tax...........      3,337        (21,229)      (17,892)        13,473                   (4,419)
Income tax (expense) benefit......................     (1,168)                      (1,168)         2,715        13          1,547
                                                     --------      ---------     ---------       --------                ---------

      Net earnings (loss).........................   $  2,169      $ (21,229)    $ (19,060)      $ 16,188                $  (2,872)
                                                     ========      =========     =========       ========                =========

Net earnings (loss) per common share:
   Primary........................................   $   0.16                                                            $   (0.21)
                                                     ========                                                            =========

   Fully diluted..................................   $   0.16                                                            $   (0.21)
                                                     ========                                                            =========

Weighted average number of common
shares outstanding:
   Primary........................................     13,679                                                               13,679
                                                     ========                                                            =========

   Fully diluted..................................     13,790                                                               13,790
                                                     ========                                                            =========


The accompanying notes are an integral part of this pro forma statement.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES

                    Notes to Pro Forma Combined Financial Statements
                     for the Year Ended April 30, 1997 (unaudited) and
                    the Six Months Ended October 31, 1997 (unaudited)

(1) The pro forma adjustment reflects the net effect of cash received in conjunction with the issuance of the Series B Convertible Preferred Stock of approximately $63.5 million and the extinguishment of debt assumed during the HIPNJ acquisition of approximately $48.5 million (see Note 4).

(2) The pro forma adjustment reflects the tax effect of the value of the warrants ($3.6 million) and debt issuance fees ($1.6 million) assigned to the term loan, which was extinguished using the proceeds from the issuance of the Series B Convertible Preferred Stock (see Note 4), using the applicable effective tax rate of 35%.

(3) The pro forma adjustment reflects the reclassification of the value of the warrants assigned to the revolving credit facility of $3.2 million from debt to other assets which will be amortized over the life of the facility and a decrease of $1.6 million related to debt issuance fees assigned to the term loan which were expensed with the extinguishment of the term note.

(4) The purchase price of HIPNJ was financed through a combination of cash on hand and bank financing under a senior credit facility. Under the credit agreement, the Company had available up to $75 million in the form of (i) a term facility in the principal amount of $40 million maturing in two years, and (ii) a revolving credit facility in an aggregate principal amount of up to $35 million. In connection with the Credit Agreement, the Company paid $3 million in fees and issued warrants to its primary bank to acquire 1,421,000 shares of common stock of the Company at no cost to exercise. Effective October 31, 1997, 500,150 of the warrants became immediately exercisable and were recorded as additional paid-in capital using the market price on that day of $13.69 per share, for a total of $6.85 million. The fees and warrants were assigned proportionately to the term and revolving credit facility based upon the principal amounts. (See Note 5).

(5) On December 30, 1997, the Company completed a private placement of 70,000 shares of its Series B Convertible Preferred Stock at a purchase price and par value of $1,000 per share resulting in gross proceeds to the Company of $70 million. The proceeds of the offering were used to repay amounts outstanding due to the bank and in connection with the acquisition of approximately $48.5 million and related equity issuance costs of approximately $6.5 million.

The holders of the Series B Preferred Stock are not entitled to receive dividends and, except as provided for by law, have no voting rights. Each share of Series B Preferred Stock is convertible into that number of shares of common stock equal to the quotient of (i) $1,000 divided by (ii) the Conversion Price. Through May 31, 1998, the Conversion Price will be $25. Thereafter, subject to the maximum Conversion Price specified below, the Conversion Price will be equal to the lowest trading price of the common stock for the 22 trading days immediately preceding the conversion date, less a discount ranging from 5% (beginning June 1, 1998) to 9% (on or after December 1, 1998). The maximum Conversion Price is the lesser of (i) $30, (ii) 91% of the average of the daily low trading prices of the common stock for all trading days in March, 1999, or
(iii) 91% of the average of the daily low trading prices for all trading days in September, 1999; provided, however, that the maximum, Conversion Price shall not be less than $25.

The Company has recorded the potential 9% discount on the $70 million Series B Convertible Preferred Stock issuance, or $6.3 million, as a reduction to Preferred Stock, to be amortized over the applicable twelve month period, and an increase to additional paid-in-capital.

(6) The pro forma adjustment to retained earnings reflects the expensing of the value of the warrants of $3 million and fees of $1.6 million assigned to the term loan which was extinguished net of the tax affect of $1.838 million (see
Note 2).

(7)  Revenue - Global Capitation

In conjunction with the purchase agreement, PHP and HIPNJ entered into a twenty year Health Services Agreement pursuant to which PHP will provide certain health care services to enrolled HIPNJ beneficiaries in return for a global capitation payment to PHP. Pursuant to the Health Services Agreement, PHP will receive premium revenue, 100% of revenues generated in the health centers, including optical and pharmacy revenues, and a portion of all Administrative Services Only fees. This pro forma adjustment is to eliminate the HIPNJ retained revenues.

(8)  Direct costs - Depreciation

The pro forma adjustments to direct costs represents a decrease to eliminate the depreciation expense for the acquired leasehold improvements that HIPNJ recognized and to eliminate goodwill amortization that will be retained by HIPNJ ($7,238 and $6,395 for the year ended April 30, 1997 and the six months ended October 31, 1997, respectively). Additionally, the pro forma adjustment to direct costs represents an increase in the deprecation expense that would have been recognized by PHP, using the straight-line depreciation method over the five-year estimated useful lives of the acquired asset ($15 million), and amortization expense that would have been recognized by PHP, using the straight-line depreciation method for the 20-year estimated period of benefit of the recorded goodwill ($65 million) ($6,250 and $3,125 for the year ended April 30, 1997 and the six months ended October 31, 1997, respectively). The identified intangible assets include the network agreement, physician contracts, assembled workforce and goodwill. The assigned values and useful lives of each component are currently being valued. In management's opinion, the preliminary valuation is not expected to materially differ from the final valuation.

(9)  Direct Costs - Labor Savings

The pro forma adjustment to direct costs represent eliminations of HIPNJ labor cost which will not be incurred by PHP under the Health Services Agreement as a result of a reduction in the workforce.

                  PHP HEALTHCARE CORPORATION AND SUBSIDIARIES
               Notes to Pro Forma Combined Financial Statements for the Year Ended April 30, 1997 (unaudited) and the Six Months Ended October 31, 1997 (unaudited) (continued)

(10)  General and Administrative - HIPNJ Retained Costs

Pursuant to the Health Services Agreement, HIPNJ will retain certain administrative activities, including but not limited to marketing, regulatory relations, plan finance and certain member services. This pro forma adjustment to general and administrative costs represents the elimination of these administrative activities.

(11)  Health Center Closings

Two of the eighteen health centers acquired by PHP from HIPNJ were located in close proximity to health centers currently owned and operated by PHP. Therefore, PHP has made the decision to close the centers previously owned and operated by HIPNJ. The pro forma adjustment to direct costs represent the elimination of certain fixed costs which would not be incurred due to the two health center closings.

(12)  Interest Expense

The pro forma adjustment to interest expense represent the elimination of certain interest costs which will be retained by HIPNJ.

(13)  Income Tax

The pro forma adjustment to income taxes represents effective tax rates of 38% and 35% for the year ended April 30, 1997 and the six months ended October 31, 1997, respectively, which represent the combined federal and state income tax rates adjusted as necessary.

(14)  Deemed Dividend

The deemed dividend represents accretion of value of the beneficial conversion feature (9% discount in twelfth month after issuance) on Series B Preferred Stock.

(15)  Additional Cost Reductions

There are additional cost reductions in connection with the transaction relating to recontracting provider agreements on a unit price basis which are not reflected in the pro forma statements. The Company has estimated that if these cost reductions were included, the reduction to medical expense (included in direct costs) would be approximately $20 million and $24.4 million on an annual basis. Additional cost reductions are anticipated resulting from more effective utilization efforts.

                          PHP HEALTHCARE CORPORATION

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PHP HEALTHCARE CORPORATION
                         ---------------------------
                         (Registrant)


                           By:   /s/ Anthony M. Picini
                                 ---------------------

                                 ANTHONY M. PICINI
                                 Executive Vice President and
                                 Chief Financial Officer



Date: June 3, 1998
------------------

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                          PHP HEALTHCARE CORPORATION
                                 EXHIBIT INDEX
                                 -------------


99.3 HIP of New Jersey, Inc. and Subsidiary Interim (unaudited) Financial Statements and Additional Information as of and for the Period ended September 30, 1997.